UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2023

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Mission St. Suite 5510 San Francisco, California (Address of principal executive offices)	94105 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Forge Global Holdings, Inc. (the “Company”) entered into amended and restated employment agreements (collectively, the “Employment Agreements”) with certain executive officers of the Company on the dates and as set forth below:

Mark Lee

On September 21, 2023, the Company entered into an Amended and Restated Employment Agreement with Mark Lee, the Company’s Chief Financial Officer (the “Lee Employment Agreement”). The Lee Employment Agreement supersedes in its entirety that certain employment agreement entered into by and between Forge Global, Inc. (“FGI”), a subsidiary of the Company, and Mr. Lee, dated September 9, 2021.

The Lee Employment Agreement is at-will and provides Mr. Lee with a base salary of not less than $420,000 per year, with the opportunity to participate in the Company’s standard employee benefits programs. The Lee Employment Agreement further provides that Mr. Lee will be eligible to receive an annual cash target bonus opportunity equal to 78% of his base salary, as well as annual equity compensation in accordance with the Company’s equity compensation plan. The amount and metrics of both such annual cash bonus and equity compensation will be determined by the Company’s chief executive officer and the Compensation Committee of the Board of Directors of the Company (the “Board”), or at the direction of the Board as a whole.

Pursuant to the Lee Employment Agreement, if outside a Change in Control Period, Mr. Lee is (a) terminated by the Company other than in connection with a Disability or for Cause (a “Without Cause Termination”) or (b) Mr. Lee resigns for Good Reason (a “Good Reason Termination”), he shall be entitled to the following (each of the preceding capitalized terms, as defined in the Lee Employment Agreement):

•a payment of his base salary (as in effect on the date Mr. Lee’s employment terminates) for a period equal to the following: (1) in case of a Without Cause Termination, the lesser of 12 months and the number of whole months that Mr. Lee was employed by the Company prior to such termination or (2) in the case of a Good Reason Termination, 18 months (such relevant time period from (1) or (2), the “Severance Period”), in each case, in payable in substantially equal installments in accordance with the Company’s payroll practice during the Severance Period;

•a lump sum cash payment equal to the Multiplier (defined as the quotient of the number of months in the Severance Period divided by 12) times the greater of (a) the average of the last two annual bonuses received by Mr. Lee from the Company prior to the date his employment terminates, (b) the last annual bonus received by Mr. Lee from the Company prior to the date his employment terminates, and (c) if Mr. Lee has been continuously employed with the Company for less than two years as of the date his employment terminates, the average of (i) the last annual bonus received by Mr. Lee from the Company or any of its affiliates prior to the date his employment terminates and (ii) Mr. Lee’s target annual bonus for the year in which his employment terminates (if Mr. Lee has not yet received a bonus as described in (i), his target bonus alone will be deemed the “average”);

•with respect to options or other equity based grants made to Mr. Lee (1) for time-vested options or other equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate his right to exercise all options that would have become exercisable through the end of the Severance Period and vest in all such equity grants that would have vested through the end of the Severance Period, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat Mr. Lee as if he had remained employed by the Company until the end of the Severance Period so that the time period over which he has the right to exercise such options shall be the same as if there had been no termination of his employment until the end of the Severance Period; and

•reimbursement on an after-tax basis for the premium expenses Mr. Lee incurs to participate in health care continuation coverage under COBRA for the duration of the Severance Period to the extent Mr. Lee is eligible under applicable law.

Pursuant to the Lee Employment Agreement, if during a Change in Control Period, Mr. Lee is (a) terminated by the Company other than in connection with a Disability or for Cause or (b) Mr. Lee resigns for Good Reason, Mr. Lee shall be entitled to the following:

•a lump sum cash payment equal to 18 months of Mr. Lee’s base salary as in effect on the date his employment terminates;

•a lump sum cash payment equal to one and one-half times the greater of (a) the average of the last two annual bonuses received by Mr. Lee from the Company prior to the date Mr. Lee’s employment terminates, (b) the last annual bonus received by Mr. Lee from the Company prior to the effective date of a Change in Control, (c) the last annual bonus received by Mr. Lee from the Company prior to the date Mr. Lee’s employment terminates, and (d) if Mr. Lee has been continuously employed with the Company for less than two years as of the date his employment terminates, the average of (i) the last annual bonus received by Mr. Lee from the Company prior to the date his employment terminates and (ii) Mr. Lee’s target annual bonus for the year in which his employment terminates (if Mr. Lee has not yet received a bonus as described in (i), his target bonus alone will be deemed the “average” hereunder);

•with respect to options or other equity based grants made to Mr. Lee (1) for time-vested options or other equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate his right to exercise 100% of such options and vest in 100% of such equity grants so that Mr. Lee has the right to exercise 100% of such options and receive 100% of such equity grants, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat Mr. Lee as if he had remained employed by the Company until the end of the 18-month period following the date his employment terminates (the “Change in Control Severance Period”) so that the time period over which he has the right to exercise such options shall be the same as if there had been no termination of his employment until the end of such Change in Control Severance Period; and

•reimbursement on an after-tax basis for the premium expenses Mr. Lee incurs to participate in health care continuation coverage under COBRA for the duration of the Change in Control Severance Period to the extent Mr. Lee is eligible under applicable law.

Such payments are contingent on Mr. Lee’s execution of a general release of claims in favor of the Company. The foregoing description of the Lee Employment Agreement is not complete and is qualified in its entirety by reference to the Lee Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: September 27, 2023	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer